Exhibit 99.1

News

FOR:	PARAGON TECHNOLOGIES, INC.

CONTACTS:	Len Yurkovic, President and CEO
610-252-3205
610-252-3102 (Fax)
www.ptgamex.com

PARAGON TECHNOLOGIES ANNOUNCES A DEFINITIVE AGREEMENT WITH

TGW TRANSPORTGERÄTE GMBH

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EASTON, PA — May 23, 2005 — Paragon Technologies, Inc. (AMEX:PTG), a leading supplier of “smart” material handling solutions, including systems, technologies, products and services, announced today that it has entered into a definitive agreement with TGW Transportgeräte GmbH and a wholly-owned subsidiary of TGW, under which the TGW subsidiary will purchase substantially all of the assets of Ermanco Incorporated, Paragon’s wholly-owned conveyor and sortation subsidiary located in Spring Lake, Michigan. The transaction is subject to customary closing conditions as well as approval by Paragon’s stockholders.

The terms of the acquisition agreement provide that TGW will pay cash in the amount of $23 million (subject to working capital adjustments) and will assume certain liabilities. In connection with such approval, the Company’s Board received an opinion from the Company’s financial advisors, Boenning & Scattergood, Inc., that the consideration to be received by Paragon in the transaction is fair from a financial point of view to Paragon’s stockholders. The transaction is expected to close during the third quarter of 2005.

In connection with this transaction, TGW has entered into a voting agreement with certain directors and officers of Paragon that control approximately 18.6% of the voting power of the Company, under which they have agreed to vote their shares in favor of the transaction.

Ermanco is a manufacturer of Ermanco branded light to medium duty unit handling and conveyor and sortation products, serving the material handling industry through a network of approximately 100 experienced material handling equipment distributors and one licensee. Ermanco offers services ranging from the delivery of basic transportation conveyors to turnkey installations of complex, fully automated work-in-process production lines and distribution centers, utilizing sophisticated, custom-designed controls software.

The proposed sale of Ermanco to TGW is the first major step in the Board of Paragon’s review of strategic alternatives announced earlier this year. The sale allows the Company to focus its efforts and redirect its assets to potentially higher growth markets, including markets served by the Company’s SI Systems branded Order Fulfillment technologies and SI Production & Assembly Systems branded technologies.

PARAGON TECHNOLOGIES, INC. • 600 Kuebler Road • Easton, PA 18040-9295 • 610.252.3205 • Fax 610.252.3102

www.ptgamex.com

Paragon’s Board plans to continue to review and consider alternatives intended to maximize stockholder value, including acquisitions, divestitures and other transactions that could provide Paragon’s investors with liquidity opportunities.

Following the sale of Ermanco, Paragon will continue to offer and sell products under its SI Systems and SI Production and Assembly Systems brands, including material handling solutions that address order fulfillment and unit assembly handling applications.

SI Systems’ branded Order Fulfillment Systems capabilities have been enhanced by providing sophisticated turnkey software and hardware products, and fulfilling orders in distribution centers, ranging from health and beauty aids to entertainment products in the music and computer fields. The Company has a well established clientele in mail order operations, wholesale drug and chain store drug distribution centers, and numerous other sophisticated warehouse management operations.

The newly developed SINTHESIS™ Software Suite, offering 26 modules of integrating software, enables expansion and growth potential in warehouse and distribution management centers, beyond its current customer base. SINTHESIS™ supports order fulfillment needs, from small manual systems to large sophisticated systems, integrating proprietary as well as nonproprietary products.

The Company’s SI Production & Assembly Systems’ capabilities have enabled it to become a market leader in serving customers in selected niches seeking horizontal transport of unit load products. Its LO-TOW® Ergonomic Towline Vehicle™ employs RFID (Radio Frequency Identification) technology to impart ergonomic capability to the production of vehicles, ranging from golf carts, motorcycles, and snowmobiles to the assembly of lawn mowers, motor assemblies, and farming vehicles. This product line is installed in numerous government facilities, ranging from the Defense Logistics Agency to the U.S. Postal Service. Paragon’s high precision CARTRAC® product line has a well established customer base in the appliance and automotive industry, with new applications possible in the radiation technology field, where the need for precision guidance is paramount.

Paragon’s SI Systems and SI Production and Assembly Systems’ branded technologies drive productivity for Fortune 1000 companies and the United States government.

Commenting on the transaction, Len Yurkovic, President and Chief Executive Officer of Paragon Technologies said, “Our future is very exciting, and we believe this is the right thing to do for our stockholders, our customers, and our employees. This transaction will allow for a significant redeployment of assets to address the needs of our core markets and our investors.”

“For TGW the time has come to adjust to the success of our products in the US market because we are already doing one third of our business here” Georg Kirchmayr, Chief Executive Officer of TGW, said. “To satisfy our customers’ expectations, we must increase our presence and guarantee an even higher level of service than today. The acquisition of Ermanco is a a strong commitment to the North American market.”

In connection with the acquisition agreement and its requirement of stockholder approval, Paragon will file with the Securities and Exchange Commission a Proxy Statement on Schedule 14A providing information related to a special meeting of the Company’s Stockholders to consider and vote upon the transaction. SECURITY HOLDERS OF PARAGON ARE ADVISED TO READ THE PROXY STATEMENT REGARDING THE STOCKHOLDER APPROVAL OF THE TRANSACTION WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Security holders may obtain a free copy of the proxy statement when it is available and other documents filed by Paragon with the SEC at the SEC’s website at http:/www.sec.gov/. The proxy statement and those other documents may also be obtained for free from Paragon by contacting Corporate Secretary, Paragon Technologies, Inc., 600 Kuebler Road, Easton PA 18040, telephone (610) 252-3205.

PARAGON TECHNOLOGIES, INC. • 600 Kuebler Road • Easton, PA 18040-9295 • 610.252.3205 • Fax 610.252.3102

www.ptgamex.com

Paragon and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Paragon stockholders with respect to the acquisition agreement and related transactions. Information regarding such officers and directors is included in Paragon’s Proxy Statement for its 2004 Annual Meeting of Stockholders filed with the SEC on May 18, 2004. This document is available free of charge at the SEC’s website at http:/www.sec.gov/ and from Paragon.

Contemporaneously with the issuance of this press release, Paragon will file a report on Form 8-K describing the terms and conditions of the TGW transaction in additional detail. Once filed, this document will be available free of charge at the SEC’s website at http:/www.sec.gov/ and from Paragon.

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Cautionary Statement. Certain statements contained herein are not based on historical fact and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities and Exchange Commission rules, regulations and releases. Paragon intends that such forward-looking statements be subject to the safe harbors created hereby. Among other things, the forward-looking statements regard Paragon’s earnings, liquidity, financial condition, review of strategic alternatives, and other matters. Words or phrases denoting the anticipated results of future events, such as “anticipate,” “does not anticipate,” “should help to,” “believe,” “estimate,” “is positioned,” “expects,” “may,” “will,” “is expected,” “should,” “continue,” and similar expressions that denote uncertainty, are intended to identify such forward-looking statements. Paragon’s actual results, performance, or achievements could differ materially from the results expressed in, or implied by, such “forward-looking statements:” (1) as a result of factors over which Paragon has no control, including the strength of domestic and foreign economies, sales growth, competition, and certain cost increases; and (2) if the factors on which Paragon’s conclusions are based do not conform to its expectations. In particular, the closing of the transaction with TGW is subject to the satisfaction of a number of customary closing conditions. If these conditions are not satisfied, the transaction may not be consummated. Furthermore, achievement of the objectives of the Company following the sale of Ermanco is subject to risks associated with business disruption resulting from the announcement of the sale and other risks outlined in Paragon’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2004 and the most recent quarterly report on Form 10-Q for the first fiscal quarter ended March 31, 2005.

This press release and prior releases are available at www.ptgamex.com.

PARAGON TECHNOLOGIES, INC. • 600 Kuebler Road • Easton, PA 18040-9295 • 610.252.3205 • Fax 610.252.3102

www.ptgamex.com